Delaware VIP Trust
N-SAR

Exhibit List


Exhibit		Reference

77.D	Changes to policies with
respect to security investments incorporated into this filing by reference to two 497(e) filings which occurred on August 21, 2006
(SEC Accession No. 0000814230-06-
000010 and 0000814230-06-000011,
respectively), a 497(e) filing which occurred on September 11, 2006 (SEC Accession No.
0000814230-06-000014), a 497(e) filing
which occurred on November 21, 2006
(SEC Accession No. 0000027801-06-
000010) and a 497(e) filing which occurred on December 5, 2006 (SEC Accession No.
0000027801-06-000013).